Exhibit 99.1
Contacts: Sherman Miller, President and CEO
Max P. Bowman, Vice President and CFO
(601) 948-6813
CAL-MAINE FOODS, INC. ANNOUNCES RETIREMENT OF

JEFF HARDIN
SCOTT HULL TO ASSUME EXECUTIVE OFFICER ROLE FOR SALES
RIDGELAND, Miss.

(April 4,

2024)
—

Cal-Maine Foods,

Inc. (NASDAQ:

CALM) today

announced that

Jeff
Hardin, Senior

Vice President

of Sales,

is retiring

from his

position with

the Company,

effective July

23,
2024. Scott Hull, Vice President of Sales, will assume the executive officer role previously held by Hardin, effectively

immediately.

Hardin

will

continue

to

work

with

Hull

through

the

transition

period

until

his
official retirement date.

Hardin joined

Cal-Maine Foods

in 1988

and was

named Vice

President of

Sales in

2002. He

has
played a pivotal role in driving the

Company’s consistent record of sales growth and establishing valuable long-term working relationships with Cal-Maine Foods’ leading customers.

Hull has been with the Company

since 2009. He has worked closely

with Hardin in his most recent
position, as well as in his prior role as National Sales Manager. He previously served as a general manager at the Company’s Louisburg, North Carolina, location before joining the sales team in 2014.

Commenting on the

announcement, Sherman Miller,

president and chief

executive officer

of Cal-
Maine Foods, stated,

“Jeff Hardin has

been an outstanding

sales leader for

Cal-Maine Foods, and

we are
extremely grateful

for his

36 years

of dedicated

service. Throughout

his tenure,

he has

developed strong
working relationships

with our

valued customers

and provided

exceptional service

and support

that are
hallmarks

of

Cal-Maine

Foods.

We

are

thrilled

to

have

Scott

Hull

take

on

additional

sales

leadership
responsibilities and

assume the

executive officer

role. He

has already

demonstrated his

proven ability

to
lead our sales efforts,

and we are confident we

will continue to have market

success under his leadership.
We look forward to working

together as we continue

to execute our growth

strategy and extend our

market
reach.”
About Cal-Maine Foods
Cal-Maine Foods, Inc.

is primarily engaged

in the production,

grading, packaging, marketing

and
distribution

of

fresh

shell

eggs,

including

conventional,

cage-free,

organic,

brown,

free-range,

pasture-
raised and nutritionally enhanced eggs.

The Company, which is

headquartered in Ridgeland, Mississippi,
is the largest

producer and distributor of

fresh shell eggs in

the United States and

sells the majority of

its
shell

eggs

in

states across

the southwestern,

southeastern, mid-western

and mid-Atlantic

regions of

the
United States.
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